UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2024

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, KS 67210
(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (316) 526-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Class A Common Stock, par value $0.01 per share	SPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 18, 2024 (the “Separation Date”), Alan W. Young ceased to serve as the Senior Vice President and Chief Procurement Officer of Spirit AeroSystems Holdings, Inc. (the “Company”) and its wholly owned subsidiary Spirit AeroSystems, Inc. (“Spirit”), as approved by the Company and Spirit on July 16, 2024.

On July 20, 2024, the Company and Spirit entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Young. Pursuant to the Separation Agreement, provided that Mr. Young does not revoke his acceptance of the Separation Agreement within the time provided to do so, in consideration of Mr. Young’s release of claims and continued compliance with certain restrictive covenant provisions, Mr. Young is entitled to receive the following separation payments and benefits: (i) a lump sum payment of $475,000, which comprises an amount equivalent to one year of Mr. Young’s then-current annual base salary of $455,000 and an additional sum of $20,000 to assist with costs associated with continuation of benefits coverage under COBRA, or to use as Mr. Young otherwise sees fit, (ii) a lump sum payment of $396,450 in recognition of various long-term incentive awards granted to Mr. Young pursuant to the Company’s Long-Term Incentive Plan that were forfeited in accordance with their terms upon termination of his employment with the Company and Spirit, (iii) a lump sum amount of $50,000 for Mr. Young to obtain transition services and (iv) reimbursement of up to $10,000 for legal fees incurred by Mr. Young in connection with the negotiation and documentation of the Separation Agreement. Mr. Young remains subject to certain restrictive covenants relating to confidentiality, non-competition and non-solicitation, as set forth in his employment agreement with Spirit dated November 8, 2013, for a period of one year following termination of his employment with the Company and Spirit.

The foregoing summary description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Separation Agreement that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 27, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2024	SPIRIT AEROSYSTEMS HOLDINGS, INC.

	By:	/s/ Irene M. Esteves
Irene M. Esteves
Executive Vice President and Chief Financial Officer